      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1998

                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                         GLOBAL TELESYSTEMS GROUP, INC.
               (Exact name of registrant as specified in charter)

             DELAWARE                             4813                            94-3068423
   (State or other jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
of incorporation or organization)     Classification Code Number)           Identification Number)

                             ---------------------

                                                                       GRIER C. RACLIN
                1751 PINNACLE DRIVE                                  1751 PINNACLE DRIVE
             NORTH TOWER -- 12TH FLOOR                            NORTH TOWER -- 12TH FLOOR
                 MCLEAN, VA 22102                                     MCLEAN, VA 22102
                  (703) 918-4500                                       (703) 918-4573
(Address, including zip code, and telephone number,          (Name, address, including zip code,
  including area code, of registrant's principal                    and telephone number,
                executive offices)                       including area code, of agent for service)

                             ---------------------

                                   Copies to:

             DAVID J. BEVERIDGE, ESQ.                              JAMES J. CLARK, ESQ.
                SHEARMAN & STERLING                               CAHILL GORDON & REINDEL
                  199 BISHOPSGATE                                     80 PINE STREET
             LONDON EC2M 3TY, ENGLAND                            NEW YORK, NEW YORK 10005
                 (44) 171-920-9005                                    (212) 701-3000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-52735.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]---------------------.

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                       AMOUNT                 MAXIMUM
           TITLE OF EACH CLASS OF                      TO BE                 AGGREGATE               AMOUNT OF
         SECURITIES TO BE REGISTERED                 REGISTERED            OFFERING PRICE         REGISTRATION FEE
=====================================================================================================================
Convertible Senior Subordinated Debentures
  due 2010...................................       $57,500,000             $57,500,000               $51,555
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value(1)..............           (2)                     (2)                     (2)
=====================================================================================================================

(1) There is also registered such indeterminate number of shares of Common Stock as may be issuable upon conversion of the Convertible Senior Subordinated Debentures, for which no separate registration fee is payable pursuant to Rule 457(i) under the Securities Act. The Registrant will not receive any additional proceeds from the issuance of such shares.

(2) Rights to purchase Common Stock, par value $.10 per share, of the Company, will be issued in a number equal to the number of shares of Common Stock, par value $.10 per share, to be issued upon conversion of the Convertible Senior Subordinated Debentures for no additional consideration and, therefore, no registration fee is required therefor. Prior to the occurrence of certain events, such rights will not be exercisable or evidenced separately from the Common Stock.

================================================================================

                           INCORPORATION BY REFERENCE

           OF REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-52735)



     Global TeleSystems Group, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-52735), as amended (including the exhibits thereto), declared effective at approximately 2:30 p.m. on July 1, 1998 by the Securities and Exchange Commission.


                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS

     5.1*  --  Opinion of Shearman & Sterling.

    23.1*  --  Consent of Shearman & Sterling (included in opinion filed as
               Exhibit 5.1).

    23.2*  --  Consent of Ernst & Young LLP.

    23.3*  --  Consent of Ernst & Young (CIS) Ltd.


    24.1   --  Power of Attorney (included on signature page to Global
               TeleSystems Group, Inc.'s Registration Statement on Form S-1 (File No. 333-52735) and incorporated herein by reference).


-----------------
*  Filed herewith


(b) Financial Statement Schedules are incorporated by reference herein.


     Schedule II Valuation and Qualifying Accounts (incorporated by reference to the Global TeleSystems Group, Inc. Registration Statement on Form S-1 (File No. 333-52735).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on this 1st day of July, 1998.

                                            GLOBAL TELESYSTEMS GROUP, INC.

                                            By:     /s/ GRIER C. RACLIN
                                              ----------------------------------
                                              Name: Grier C. Raclin
                                              Title: Senior Vice President,
                                                     General Counsel and
                                                     Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 1st day of July, 1998.

                      SIGNATURE                                      TITLE                     DATE
                      ---------                                      -----                     ----

                /s/ GERALD W. THAMES*                  President, Chief Executive Officer  July 1, 1998
-----------------------------------------------------    and Director (principal
                  Gerald W. Thames                       executive officer)

               /s/ WILLIAM H. SEIPPEL*                 Executive Vice President of         July 1, 1998
-----------------------------------------------------    Finance and Chief Financial
                 William H. Seippel                      Officer (principal financial and
                                                         accounting officer)

                 /s/ ALAN B. SLIFKA*                   Chairman of the Board of Directors  July 1, 1998
-----------------------------------------------------
                   Alan B. Slifka

                /s/ MICHAEL GREELEY*                   Director                            July 1, 1998
-----------------------------------------------------
                   Michael Greeley

                /s/ BERNARD MCFADDEN*                  Director                            July 1, 1998
-----------------------------------------------------
                  Bernard McFadden


               /s/ STEWART J. PAPERIN*                 Director                            July 1, 1998
-----------------------------------------------------
                 Stewart J. Paperin

                 /s/ W. JAMES PEET*                    Director                            July 1, 1998
-----------------------------------------------------
                    W. James Peet

                  /s/ JEAN SALMONA*                    Director                            July 1, 1998
-----------------------------------------------------
                    Jean Salmona

                  /s/ JOEL SCHATZ*                     Director                            July 1, 1998
-----------------------------------------------------
                     Joel Schatz

                  /s/ ADAM SOLOMON*                    Director                            July 1, 1998
-----------------------------------------------------
                    Adam Solomon

                   /s/ DAVID DEY*                      Director                            July 1, 1998
-----------------------------------------------------
                      David Dey

                 /s/ ROGER W. HALE*                    Director                            July 1, 1998
-----------------------------------------------------
                    Roger W. Hale

                /s/ ROBERT J. AMMAN*                   Director                            July 1, 1998
-----------------------------------------------------
                   Robert J. Amman

              *By: /s/ GRIER C. RACLIN
  ------------------------------------------------
                   Grier C. Raclin
                  Attorney-in-fact

EXHIBIT NUMBER                      DESCRIPTION
--------------                      -----------
     5.1*     --  Opinion of Shearman & Sterling.

    23.1*     --  Consent of Shearman & Sterling (included in opinion filed as
                  Exhibit 5.1).

    23.2*     --  Consent of Ernst & Young LLP.

    23.3*     --  Consent of Ernst & Young (CIS) Ltd.


    24.1      --  Power of Attorney (included on signature page to Global
                  TeleSystems Group, Inc.'s Registration Statement on Form S-1 (File No. 333-52735) and incorporated herein by reference).


-----------------
*  Filed herewith